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                                                                    EXHIBIT 21.1

                                 SUBSIDIARIES OF
                             GIANT INDUSTRIES, INC.
                            (a Delaware corporation)


                                       Jurisdiction of   Names Under Which
  Subsidiary                           Incorporation     Company Does Business
  ----------                           ---------------   ---------------------
  Giant Industries
    Arizona, Inc.                        Arizona         Giant Refining Company
                                                         Ciniza Pipe Line Company
                                                         Giant Transportation
                                                         Giant Service Stations
                                                         Giant Travel Center
                                                         TransWest Tank Lines
    - Giant Four Corners, Inc.*          Arizona
        - Navajo Convenient Stores
            Co., LLC**                   New Mexico
    - Giant Mid-Continent, Inc.*         Arizona
    - Phoenix Fuel Co., Inc.*            Arizona         Phoenix Fuel Company
                                                         Mesa Fuel Company
                                                         Tucson Fuel Company
                                                         Firebird Fuel Company
                                                         PFC Lubricants Company
    - DeGuelle Oil Company*              Colorado
    - Ciniza Production Company*         New Mexico
    - Giant Stop-N-Go of
        New Mexico, Inc.*                New Mexico
    - San Juan Refining Company*         New Mexico
    - Giant Pipeline Company*            New Mexico
    - Giant Yorktown, Inc.               Delaware
    - Giant Yorktown Holding Company     Delaware

 *   A wholly-owned subsidiary of Giant Industries Arizona, Inc.

**   Giant Four Corners, Inc. has a 66 2/3% interest in this entity.